As filed with the Securities and Exchange Commission on July 21, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CASA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-3108867
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Old River Road

Andover, Massachusetts 01810

(978) 688-6706

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward Durkin

Interim Chief Executive Officer and Chief Financial Officer

100 Old River Road

Andover, Massachusetts 01810

(978) 688-6706

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy Rodenberger General Counsel Casa Systems, Inc. 100 Old River Road Andover, MA 01810 (978) 688-6706	John Mutkoski, Esq. Kimberly Larie, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated July 21, 2023

PROSPECTUS

CASA SYSTEMS, INC.

Up to 11,907,973 Shares of Common Stock

Offered by the Selling Stockholders

This prospectus relates to the potential resale from time to time of some or all of the 11,907,973 shares of common stock, par value $0.001 per share, of Casa Systems, Inc., or common stock, that have been issued or that are issuable upon exercise of the warrants held by the selling stockholders identified in this prospectus. The warrants were issued pursuant to the Warrant Agreement, dated as of June 15, 2023, by and between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent, which is referred to herein as the Warrant Agreement.

The registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell all or any of the shares. The shares of common stock offered hereby by the selling stockholders, or their pledgees, donees, transferees or other successors in interest, may be sold from time to time directly or indirectly through one or more underwriters, broker-dealers or agents, and in one or more public or private transactions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. If the shares of common stock are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions. The timing and amount of any sale is within the sole discretion of the selling stockholders, subject to certain restrictions. See the section entitled “Plan of Distribution” for more information.

We will not receive any proceeds from any sale of common stock by the selling stockholders. However, we will receive proceeds from any cash exercise of the warrants, which have an exercise price of $0.01 per share of common stock. The warrants provide for the selling stockholders to exercise the warrants on a “cashless basis” that, if elected by the selling stockholders, will reduce the number of shares of common stock issued upon exercise of the warrants in lieu of cash payment. See the section entitled “Use of Proceeds.”

Our common stock is listed on the Nasdaq Global Select Market, under the symbol “CASA.” On July 19, 2023, the closing price for our common stock, as reported on the Nasdaq Global Select Market, was $1.19 per share.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 7 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, sell the shares of common stock described in this prospectus in one or more offerings.

Neither we, nor the selling stockholders, have authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information; Incorporation By Reference.”

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Unless the context otherwise indicates, references in this prospectus to “Company,” “we,” “our” and “us” refer, collectively, to Casa Systems, Inc., a Delaware corporation, and, where appropriate, our subsidiaries; and the term “securities” refers to the shares of our common stock offered by this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “could,” “target,” “projects,” “seeks,” “contemplates,” “believes,” “estimates,” “endeavor,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the “Risk Factors” section and elsewhere in this prospectus and such forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section “Risk Factors.” Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

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our ability to fulfill, on a timely basis or at all, our customers’ orders due to supply chain delays, access to key commodities or technologies or events that impact our manufacturers or their suppliers;

•	our ability to anticipate technological shifts;

•	our ability to generate positive returns on our research and development;

•	changes in the rate of communications service providers’, or CSPs’, deployment of, and investment in, ultra-broadband network capabilities;

•	the lack of predictability of revenue due to lengthy sales cycles and the volatility in capital expenditure budgets of CSPs;

•	our ability to maintain and expand operating profit and net income;

•	the sufficiency of our cash resources and needs for additional financing;

•	our ability to comply with all covenants, agreements and conditions under our credit facility;

•	our ability to further penetrate our existing customer base and obtain new customers;

•	changes in our pricing policies, whether initiated by us or as a result of competition;

•	the amount and timing of operating costs and capital expenditures related to the operation and expansion of our business;

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the actual or rumored timing and success of new product and service introductions by us or our competitors or any other change in the competitive landscape of our industry, including consolidation among our competitors or customers;

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our ability to successfully expand our business domestically and internationally, including our ability to maintain the synergies we have realized from our acquisition of NetComm Wireless Limited, or NetComm;

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insolvency or credit difficulties confronting our customers, which could adversely affect their ability to purchase or pay for our products and services, or confronting our key suppliers, which could disrupt our supply chain;

•	future accounting pronouncements or changes in our accounting policies;

•	stock-based compensation expense;

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our overall effective tax rate, including impacts caused by the relative proportion of foreign to U.S. income, the amount and timing of certain employee stock-based compensation transactions, changes in the valuation of our deferred tax assets and any new legislation or regulatory developments;

•	increases or decreases in our expenses caused by fluctuations in foreign currency exchange rates;

•	the costs and possible outcomes of any legal actions or proceedings against us;

•	general economic conditions, both domestically and in foreign markets;

•	our ability to obtain and maintain intellectual property protection for our products; and

•	our use of proceeds from our initial public offering.

This prospectus and the documents incorporated by reference also contain estimates, projections and other information concerning our industry, our business and the markets for our solutions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry and general publications, government data and similar sources.

You should read this prospectus and the documents that we incorporate by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements in this prospectus and the documents we incorporate by reference herein represent our views as of their respective dates. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

THE COMPANY

Company Overview

With our physical, virtual and cloud-native 5G infrastructure and customer premise networking equipment solutions, we help our CSP customers transform and expand their public and private high-speed data and multi-service communications networks so they can meet the growing demand for bandwidth and new services. Our core and edge convergence technology enables CSPs and enterprises to cost-effectively and dynamically increase network speed, add bandwidth capacity and new services, reduce network complexity, and reduce operating and capital expenditures regardless of access technology.

We offer scalable solutions that can meet the evolving bandwidth needs of our customers and their subscribers. Our first installation in a service provider’s network frequently involves deploying our broadband products in only a portion of the provider’s network and, for our cable products, with only a fraction of the product’s full capacity enabled at the time of initial installation. Over time, our customers have generally expanded the use of our solutions to other areas of their networks to extend network coverage or increase network capacity.

Our solutions are commercially deployed in over 70 countries by more than 475 customers, including regional service providers as well as some of the world’s largest Tier 1 CSPs, serving millions of subscribers. Our principal customers include Verizon, Rogers, Videotron, T-Mobile, Charter Communications, AT&T, Bell Canada, Cable One, Mediacom, Windstream, and Lumen in North America; Televisa/IZZI Mexico, Megacable Mexico, Cablevision Argentina, Claro Brazil, America Móvil and Claro Colombia in Latin America; Liberty Global, Vodafone and DNA Oyj in Europe; and NBN, Jupiter Communications, Beijing Gehua CATV Networks, Softbank, Kbro, Guangdong Cable, TRUE and CNS in Asia-Pacific. We believe that our products are well suited to address these trends and accordingly present us with a significant market opportunity across all access technologies.

Historically, we have generated the significant majority of our revenue from the cable market with our converged cable access platform, or CCAP. However, since 2019 we have become more diversified as a result of our acquisition of NetComm and the introduction of solutions for wireless and fixed-line broadband networks, as well as the introduction of our cloud-native software solutions. We believe that this has expanded our total addressable market from approximately $1.2 billion in 2019 to $49.4 billion in 2023.

We expect to continue to generate revenue in the future from growth in the cable market and increased revenue from sales of both wireless and fixed-line broadband solutions to new and existing customers. We believe there is an opportunity for us to take new market share as fixed and wireless networks continue to converge and as we continue to grow our cloud-native software business.

Corporate Information

Casa Systems was incorporated under the laws of the State of Delaware on February 28, 2003. Our principal executive offices are located at 100 Old River Road, Andover, Massachusetts 01810, and our telephone number at that address is (978) 688-6706. Our website address is www.casa-systems.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock. Our common stock trades on The Nasdaq Global Select Market under the symbol “CASA.”

Implications of Being a Smaller Reporting Company

We qualify as a smaller reporting company as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

THE OFFERING

Common stock offered by the selling stockholders	Up to 11,907,973 shares of common stock that have been issued or that are issuable upon exercise of the warrants.

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus. However, we will receive proceeds from any cash exercise of the warrants, which have an exercise price of $0.01 per share of common stock. The warrants provide in certain circumstances for the selling stockholders to exercise the warrants on a “cashless basis” that, if elected by the selling stockholders, will reduce the number of shares of common stock issued upon exercise of the warrants in lieu of cash payment.

Nasdaq Global Select Market symbol	CASA

Offering price	The selling stockholders will offer the shares of common stock offered by this prospectus at the prevailing market prices or at privately negotiated prices.

Risk factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

RISK FACTORS

An investment in our securities involves risks and uncertainties. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before making an investment decision. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

This prospectus relates to the potential resale from time to time of some or all of the 11,907,973 shares of our common stock that have been issued or that are issuable upon exercise of the warrants held by the selling stockholders. The warrants were issued by us to the selling stockholders pursuant to the Warrant Agreement and are exercisable by the selling stockholders at an exercise price of $0.01 per share. The warrants will expire on June 15, 2033.

The selling stockholders will receive all of the proceeds from any sale of such shares. We will not receive any proceeds from any sales of shares of our common stock by the selling stockholders. However, we will receive proceeds from any cash exercise of the warrants. The warrants provide for the selling stockholders to exercise the warrants on a “cashless basis” in certain circumstances that, if elected by the selling stockholders, will reduce the number of shares of common stock issued upon exercise of the warrants in lieu of cash payment.

We will pay all registration and similar expenses in connection with the registration of the shares of common stock covered by this prospectus, but all selling expenses incurred by the selling stockholders such as commissions and discounts, if any, attributable to the sale or disposition of the shares will be borne by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our amended and restated certificate of incorporation, our amended and restated by-laws, and applicable provisions of Delaware corporate law. You should read our amended and restated certificate of incorporation and our amended and restated by-laws, in each case, as amended and supplemented, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 500,000,000 shares of common stock and 5,000,000 shares of preferred stock, par value $0.001 per share. Our common stock is registered under Section 12(b) of the Exchange Act. As of July 11, 2023, we had 97,012,816 shares of common stock outstanding.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Any matter other than the election of directors to be voted upon by the stockholders at any meeting at which a quorum is present shall be decided by the vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on the matter, except when a different vote is required by law, our amended and restated certificate of incorporation or our amended and restated by-laws. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

Dividends. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

Liquidation, Dissolution and Winding Up. In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Other Rights. Holders of common stock have no preemptive, subscription, redemption or conversion rights and there are no sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

All outstanding shares are fully paid and non-assessable. When we issue shares of common stock under this prospectus, the shares will fully be paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Listing on the Nasdaq Global Select Market

Our common stock is listed on the Nasdaq Global Select Market under the symbol “CASA.”

Authorized but Unissued Shares

The authorized but unissued shares of common stock are available for future issuance without stockholder approval, subject to any limitations imposed by the Nasdaq Listing Rules. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York, 11219, and its telephone number is (781) 921-8300.

Preferred Stock

Our board of directors is authorized, without further action by the stockholders, to designate and issue up to an aggregate of 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of our common stock. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation.

The purpose of authorizing our board of directors to issue preferred stock in one or more series and determine the number of shares in the series and its rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes, could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of our company, as further discussed below under “Anti-Takeover Effects of Delaware Law and Our Charter and By-laws.”

When we issue shares of preferred stock, the shares will be fully paid and non-assessable and will not be subject to any preemptive or similar rights

Common Stock Registration Rights

Pursuant to the terms of that certain registration rights agreement, dated as of April 26, 2010, or, the 2010 registration rights agreement, certain of our stockholders are entitled to rights with respect to the registration of their shares under the Securities Act until the earliest of the seventh (7th) anniversary of our initial public offering, or until no registrable securities could remain outstanding. We refer to these shares collectively as registrable securities.

Demand Registration Rights

Four holders of an aggregate of 33,874,480 shares of our common stock are entitled to demand registration rights. Under the terms of the 2010 registration rights agreement, we will be required, upon the written request of any holder to register at least 20% of the securities eligible for registration then outstanding and held by such holder, or such lesser percentage that would result in an aggregate offering price of at least $5.0 million, to file a registration statement and use commercially reasonable efforts to effect the registration of all or a portion of these shares for public resale. We are required to effect only two registrations for each holder pursuant to this provision of the 2010 registration rights agreement.

Short-Form Registration Rights

Pursuant to the 2010 registration rights agreement, if we are eligible to file a registration statement on Form S-3, upon the written request of one or more holders to sell registrable securities at an aggregate price of at least $5.0 million, we will be required to use our best efforts to effect a registration of such shares. We are not required to effect more than two registrations in any twelve-month period pursuant to this provision of the 2010 registration rights agreement. The right to have such shares registered on Form S-3 is further subject to other specified conditions and limitations.

Piggyback Registration Rights

Pursuant to the 2010 registration rights agreement, if we register any of our securities either for our own account or for the account of other security holders, the holders of 33,874,480 shares of our common stock are entitled to include their shares in the registration. Subject to certain exceptions contained in the registration rights agreement, we and the underwriters may limit the number of shares included in the underwritten offering to the number of shares which the managing underwriters determine advise us will not jeopardize the success of the offering.

Indemnification

Our 2010 registration rights agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

Expiration of Registration Rights

The demand registration rights and short form registration rights granted under the 2010 registration rights agreement will terminate on the seventh anniversary of the completion of our initial public offering or at such time after such offering when no registrable securities remain outstanding.

Exchange Agreement and Superpriority Credit Agreement

On June 15, 2023, we entered into that certain exchange agreement, or the exchange agreement, with the lenders party thereto, or the participating lenders, representing approximately 98% of the outstanding term loan debt under our then-existing credit facility, and JPMorgan Chase Bank, N.A. Pursuant to the exchange agreement, we purchased and assumed 100% of each participating lender’s portion of our outstanding term loan debt, or the purchased loan, in exchange for, among other things:

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Such participating lender receiving from us a term loan in an aggregate principal amount equal to 100% of the principal amount of such purchased loan of such participating lender, or the superpriority term loans, plus 3.0% original issue discount on the amount thereof after giving effect to a closing date prepayment referred to below which was payable in kind and added to the outstanding principal amount of the superpriority term loans.

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The issuance by us to the participating lenders (or their respective affiliates or designees), or reservation for issuance of, the participating lender warrants (as defined below), subject to the terms and conditions of the exchange agreement and the Warrant Agreement.

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On the closing of that certain superpriority credit agreement, dated as of June 15, 2023, by and between us, JPMorgan Chase Bank, N.A., as administrative agent, Delaware Trust Company, as collateral agent, and the participating lenders, or the superiority credit agreement, the prepayment by us of the superpriority term loans in an aggregate principal amount equal to $40,000,000.

Warrant Agreement

On June 15, 2023, we entered into the Warrant Agreement with American Stock Transfer & Trust Company, LLC, as warrant agent. Subject to the terms and conditions set forth therein, each participating lender (or its affiliates or designees) has received (or has the right to receive) warrants, or the participating lender warrants, with an exercise price of $0.01 per share of common stock on a pro rata basis in accordance with the amount of the superpriority term loans held by such participating lender. The participating lender warrants issued or issuable pursuant to the Warrant Agreement vest in three tranches: the first tranche, which comprises an aggregate of 10% of the shares of our common stock issued and outstanding as of the closing of the superpriority credit agreement, or the closing date, is immediately exercisable upon issuance of the participating lender warrants; the second tranche, which comprises an aggregate of 5% of the shares of our common stock issued and outstanding as of the closing date, vests on January 1, 2024, provided that the superpriority term loans remain outstanding as of such date; and the third tranche, which comprises an aggregate of 4.99% of the shares of our common stock issued and outstanding as of the closing date, vests on January 1, 2025, provided the superpriority term loans remain outstanding as of such date. In the aggregate, the participating lender warrants are exercisable for 19,373,234 shares of our common stock, which represents 19.99% of the shares of our common stock that were issued and outstanding as of the closing date.

Warrant Share Registration Rights

In connection with the restructuring of our credit facility pursuant to the exchange agreement and the issuance of the participating lender warrants, we entered into a registration rights agreement, dated as of June 15, 2023, or the 2023 registration rights agreement, with the participating lenders that were issued participating lender warrants or a right to receive participating lender warrants. Pursuant to the terms of the 2023 registration rights agreement, such participating lenders are entitled to rights with respect to the registration of the shares issuable upon the exercise of their participating lender warrants under the Securities Act. For the purposes of this description, we refer to these shares collectively as warrant shares. The term participating lenders includes any permitted transferee, assignee or designee of the participating lenders who is a subsequent holder of the participating lender warrants, any registrable securities under the registration rights agreement or any rights to such participating lender warrants or registrable securities.

Demand Registration Rights

Certain of the participating lenders have a right to be issued a participating lender warrant at their election, which we refer to as springing warrants. There are 4,943,060 shares underlying springing warrants that have not yet been issued. Under the terms of the 2023 registration rights agreement, we will be required, upon the written request of any participating lender to effect the registration of all or a portion of the warrant shares underlying such springing warrants within 30 days of receipt of notice from such participating lenders that they have exercised their right to be issued a springing warrant, provided, however, that (a) we will not be obligated to file more than nine registration statements with respect to the warrant shares underlying the springing warrants, (b) we are not obligated to file more than three such registrations statements during any calendar year, (c) we are not obligated to file a registration statement registering less than an aggregate of 50,000 warrant shares and (d) each institutional lender that is a participating lender (including all of such lender’s affiliated funds that may also be participating lenders) is not permitted to make more than one demand for registration of their warrant shares in any calendar year. Additionally, within 30 days immediately following the written demand of any participating lender, we must effect the registration of any warrant shares not covered by an effective resale registration statement previously filed by us.

Piggyback Registration Rights

Pursuant to the 2023 registration rights agreement, if we register any of our securities either for our own account or for the account of other security holders, the participating lenders are entitled to include their shares in the registration, provided however, that the managing underwriters may limit the number of warrant shares included in such underwritten offering to the number of shares that the managing underwriters advise us will not jeopardize the success of the offering, and provided further, that the participating lenders shall not be permitted to include the warrant shares in such registration statement unless all of the securities registered for our own account and any registrable securities being registered pursuant to the exercise of piggyback rights under the 2010 registration rights agreement have been included in such registration.

Anti-Takeover Effects of Delaware Law and Our Charter and By-laws

Delaware Law. We are subject to Section 203 of the Delaware General Corporation Law, or the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination”

includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Preferred Stock. Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

Staggered Board; Removal of Directors. Our amended and restated certificate of incorporation and our amended and restated by-laws divide our board of directors into three classes with staggered three-year terms. In addition, a director may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an election of directors. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Supermajority Voting. The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our amended and restated by-laws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an election of directors. In addition, the affirmative vote of the holders of at least 75% of the votes which all our stockholders would be entitled to cast in an election of directors is required to amend, repeal, or adopt any provisions inconsistent with, any of the provisions of our amended and restated certificate of incorporation.

Stockholder Action; Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders. Our amended and restated certificate of incorporation and our amended and restated by-laws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our board of directors. In addition, our amended and restated by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. These provisions also could discourage a third party from making a tender offer for our common stock, because even if such third party acquired a majority of our outstanding voting stock, it would be able to take action as a stockholder, such as electing new directors or approving a merger, only at a duly called stockholders meeting and not by written consent.

Exclusive Forum Selection. Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of our company, (2) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee or stockholder of our company to us or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery or (4) any action asserting a claim governed by the internal affairs doctrine. This choice of forum provision will not apply to actions arising under the Exchange Act. Our amended and restated certificate of incorporation further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Although our amended and restated certificate of incorporation contains the forum selection provision described above, there is uncertainty as to whether a court would enforce this provision or conclude that such provision applies to a particular claim or action.

SELLING STOCKHOLDERS

This prospectus relates to the potential resale from time to time of some or all of the 11,907,973 shares of our common stock held by the selling stockholders that have been issued or that are issuable upon exercise of the warrants. The warrants were issued by us to the participating lenders pursuant to the Warrant Agreement. The Company and the participating lenders entered into the Warrant Agreement pursuant to the exchange agreement in connection with the amendment of an existing credit agreement and the entrance into the superpriority credit agreement between us and the selling stockholders, and also entered into the 2023 registration rights agreement.

To the extent not already exercised, the selling stockholders may exercise the warrants to purchase, in the aggregate, up to 11,907,973 shares of our common stock at an exercise price of $0.01 per share, provided that such shares have vested and become exercisable. Pursuant to the terms of the Warrant Agreement, the shares underlying the warrants will vest in three tranches. The first tranche, comprising approximately 50.03% of the total number of shares underlying the warrants were vested and exercisable upon issuance of the warrants. The second and third tranches, comprising approximately 25.01% and 24.96% of the total number of shares underlying the warrants, respectively, will vest and become exercisable on January 1, 2024 and January 1, 2025, respectively, provided that there are still amounts borrowed by us under the superpriority credit agreement on such dates. The shares underlying the warrants held by each of the selling stockholders will vest ratably in accordance with these tranches. The second and third tranches of the shares underlying the warrants may never become vested and exercisable. The warrants will expire on June 15, 2033.

The information presented regarding the selling stockholders is based, in part, on information the selling stockholders provided to us specifically for use in this prospectus. Each selling stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.” We may supplement this prospectus from time to time in the future to update or change the selling stockholders list and the number of shares of common stock that may be offered and sold by the selling stockholders. The registration for resale of the shares of common stock does not necessarily mean that the selling stockholders will sell all or any of these shares. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which it provided the information set forth in the table below.

The following table sets forth, as of the date of this prospectus, the names of the selling stockholders, the aggregate number of shares of common stock beneficially owned, the aggregate number of shares of common stock that the selling stockholders may offer pursuant to this prospectus and the number of shares of common stock beneficially owned by the selling stockholders after the sale of the securities offered hereby. Because the selling stockholders are not obligated to sell the shares of common stock, we cannot estimate the amount of shares of common stock that the selling stockholders will hold upon consummation of any such sales. For purposes of the following table, we have assumed the sale of all of the shares of common stock that may be offered for sale pursuant to this prospectus. Percentage of beneficial ownership is based on 97,012,816 shares of common stock outstanding as of July 19, 2023. Pursuant to Rule 416 under the Securities Act, the prospectus also covers any additional shares of our common stock that may become issuable in connection with shares of common stock by reason of a stock dividend, stock split or other similar transaction effected without our receiving any cash or other value, which results in an increase in the number of shares of our common stock outstanding.

	Number of Shares Beneficially Owned Before the Offering(1)	Number of Shares that May Be Offered Hereby(2)	Shares Beneficially Owned After the Offering
Name and Address of Selling stockholders			Number	Percentage
Funds affiliated with MJX Asset Management(3)	1,098,575	1,098,575	—	—
Funds affiliated with Steele Creek Investment Management(4)	2,268,177	2,268,177	—	—
GC Finance Operations Trust(5)	784,612	784,612	—	—

	Number of Shares Beneficially Owned Before the Offering(1)	Number of Shares that May Be Offered Hereby(2)	Shares Beneficially Owned After the Offering
Name and Address of Selling stockholders			Number	Percentage
Funds affiliated with Benefit Street Partners L.L.C.(6)	219,995	219,995	—	—
Pulsar Funding I, Ltd.(7)	21,203	21,203	—	—
Vibrant CLO IX, Ltd. (7)	42,551	42,551	—	—
Vibrant CLO XIII, Ltd.(7)	85,103	85,103	—	—
Vibrant CLO XII, Ltd.(7)	21,276	21,276	—	—
Vibrant CLO XI, Ltd.(7)	42,551	42,551	—	—
Vibrant CLO XIV, Ltd.(7)	170,207	170,207	—	—
Vibrant CLO X, Ltd.(7)	40,849	40,849	—	—
Vibrant CLO XV, Ltd.(7)	44,046	44,046	—	—
Vibrant CLO III, Ltd.(8)	204,247	204,247	—	—
Vibrant CLO IV, Ltd.(8)	245,097	245,097	—	—
Funds affiliated with AXA IM US Inc.(9)	779,307	779,307	—	—
Bean Creek CLO, Ltd.(10)	53,778	53,778	—	—
Clear Creek CLO, Ltd.(10)	133,165	133,165	—	—
Deer Creek CLO, Ltd.(10)	93,772	93,772	—	—
Silver Creek CLO, Ltd.(10)	62,741	62,741	—	—
SSB Investments, Inc.(11)	612,335	612,335	—	—
ING Recoveries LLC(12)	2,778,538	2,778,538	—	—
Funds affiliated with ZAIS Group, LLC(13)	558,588	558,588	—	—
J.P. Morgan Securities LLC(14)	1,646,377	1,547,260	99,117	*

*	Indicates ownership of less than 1%.
(1)

The numbers of shares beneficially owned before the offering are based on the assumption that each selling stockholder exercises its warrants to purchase our common stock in full prior to the offering.

(2)	No other shares of common stock, including, without limitation, shares of common stock acquired in the open market are being offered under this prospectus.
(3)

Represents 21,720 shares issued or issuable upon exercise of the warrants held by Venture 37 CLO, Limited; 36,354 shares issued or issuable upon exercise of the warrants held by Venture XXIII CLO, Limited; 87,620 shares issued or issuable upon exercise of the warrants held by Venture 44 CLO, Limited; 49,019 shares issued or issuable upon exercise of the warrants held by Venture XVII CLO, Limited; 49,019 shares issued or issuable upon exercise of the warrants held by Venture XXI CLO, Limited; 82,148 shares issued or issuable upon exercise of the warrants held by Venture XXV CLO, Limited; 40,576 shares issued or issuable upon exercise of the warrants held by Venture XVIII CLO, Limited; 82,148 shares issued or issuable upon exercise of the warrants held by Venture XXIV CLO, Limited; 178,471 shares issued or issuable upon exercise of the warrants held by Venture 28A CLO, Limited; 140,790 shares issued or issuable upon exercise of the warrants held by Venture 45 CLO, Limited; 60,863 shares issued or issuable upon exercise of the warrants held by Venture XIII CLO, Limited; 36,354 shares issued or issuable upon exercise of the warrants held by Venture XXII CLO, Limited; 158,883 shares issued or issuable upon exercise of the warrants held by Venture XXVI CLO, Limited; 49,183 shares issued or issuable upon exercise of the warrants held by Venture XXVII CLO, Limited; and 25,427 shares issued or issuable upon exercise of the warrants held by Venture XXVIII CLO, Limited. MJX Investment Management (MJX) is the investment manager of each of the foregoing entities and, therefore, has investment and voting power over the common stock owned by such entities. As a result, MJX may be deemed to be the beneficial owner of such common stock. The business address of MJX is 12 East 49th Street, 38th Floor, New York, NY 10017.

(4)

Represents 131,785 shares issued or issuable upon exercise of the warrants held by Steele Creek Capital Corporation; 282,775 shares issued or issuable upon exercise of the warrants held by Steele Creek CLO 2014-1R, LTD.; 204,880 shares issued or issuable upon exercise of the warrants held by Steele Creek CLO 2016-1, LTD.; 305,966 shares issued or issuable upon exercise of the warrants held by Steele Creek CLO

2017-1, LTD.; 271,376 shares issued or issuable upon exercise of the warrants held by Steele Creek CLO 2018-1, LTD.; 273,567 shares issued or issuable upon exercise of the warrants held by Steele Creek CLO 2018-2, LTD.; 275,249 shares issued or issuable upon exercise of the warrants held by Steele Creek CLO 2019-1, LTD.; 274,645 shares issued or issuable upon exercise of the warrants held by Steele Creek CLO 2019-2, LTD.; 174,757 shares issued or issuable upon exercise of the warrants held by Steele Creek Investment Management LLC - Steele Creek CLO 2022-1, LTD.; and 73,177 shares issued or issuable upon exercise of the warrants held by Steele Creak Loan Fund I, LP. Steele Creek Investment Management (“Steele Creek”) is the investment manager of each of the foregoing entities and, therefore, has investment and voting power over the common stock owned by such entities. Glenn Duffy makes voting and investment decisions on behalf of Steele Creek. As a result, Steele Creek and Mr. Duffy may be deemed to be the beneficial owners of such common stock. The business address of Steele Creek is 201 S. College Street, Suite 1690, Charlotte, NC 28244.
(5)

Represents shares issued or issuable upon exercise of the warrants held by GC Finance Operations Trust. GC Advisors LLC (“GCA”) is the investment advisor of GC Finance Operations Trust. Lawrence E. Golub and David B. Golub make voting and investment decisions on behalf of GCA. As a result, GCA and Messrs. Golub and Golub may be deemed to be the beneficial owners of such common stock. The business address of GCA is 200 Park Avenue, New York, NY 10166.

(6)

Represents 136,399 shares issued or issuable upon exercise of the warrants held by Benefit Street Partners Special Situations Fund II L.P. and 83,596 shares held by Benefit Street Partners Special Situations Fund II (Cayman) Master L.P. Benefit Street Partners L.L.C. (“BSP”) is the investment manager of each of the foregoing entities, and, therefore, has investment and voting power over the common stock owned by such entities. Marcus Motroni makes voting and investment decisions on behalf of BSP. As a result, BSP and Mr. Motroni may be deemed to be the beneficial owners of such common stock. The business address of BSP is 9 West 57th Street, Suite 4920, New York, NY 10019.

(7)

Represents shares issued or issuable upon exercise of the warrants held by such entity. Each entity has investment and voting power over the shares issued or issuable upon exercise of the warrants held by such entity. The business address of each entity is c/o Walkers Fiduciary Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.

(8)

Represents shares issued or issuable upon exercise of the warrants held by such entity. Each entity has investment and voting power over the shares issued or issuable upon exercise of the warrants held by such entity. The business address of each entity is c/o MaplesFS Limited, Boundary Hall, Cricket Square, Grand Cayman KY1-1102, Cayman Islands.

(9)

Represents 208,810 shares issued or issuable upon exercise of the warrants held by Allegro CLO IV, Ltd.; 123,719 shares issued or issuable upon exercise of the warrants held by Allegro CLO XII LTD; 169,827 shares issued or issuable upon exercise of the warrants held by ALLEGRO CLO XIII Ltd; 170,282 shares issued or issuable upon exercise of the warrants held by Allegro CLO XIV Ltd; and 106,669 shares issued or issuable upon exercise of the warrants held by Allegro CLO XV Ltd. AXA IM US Inc. (“AXA”) is the investment manager of each of the foregoing entities and, therefore, has investment and voting power over the common stock issued or issuable upon exercise of the warrants by such entities. As a result, AXA may be deemed to be the beneficial owner of such common stock. The business address of AXA is 100 W. Putnam Avenue, Greenwich, CT 06830.

(10)

Represents shares issued or issuable upon exercise of the warrants held by such entity. Each entity has investment and voting power over the common stock owned by such entity. The business address of each entity is 535 North College Drive, Carmel, Indiana 46032.

(11)

Represents shares issued or issuable upon exercise of the warrants held by SSB Investments, Inc. SSB Investments, Inc. has investment and voting power over the common stock it owns. The business address of SSB Investments, Inc. is One Congress Street, Suite 1, Boston, MA 02114.

(12)

Represents shares issued or issuable upon exercise of the warrants held by ING Recoveries LLC. ING Recoveries LLC has investment and voting power over the common stock it owns. The business address of ING Recoveries LLC is 1133 Avenue of the Americas, New York, NY 10036

(13)

Represents 81,423 shares issued or issuable upon exercise of the warrants held by ZAIS CLO 13, Limited; 117,747 shares issued or issuable upon exercise of the warrants held by ZAIS CLO 3, Limited.; 97,549 shares issued or issuable upon exercise of the warrants held by ZAIS CLO 5, Limited; 182,462 shares issued or issuable upon exercise of the warrants held by ZAIS CLO 6, Limited; and 79,407 shares issued or issuable upon exercise of the warrants held by ZAIS CLO 15, Limited. ZAIS Group, LLC (“ZAIS”) is the sole member of the collateral manager of the foregoing entities, and, therefore, has investment and voting power over the common stock owned by such entities. Daniel Curry makes voting and investment decisions on behalf of ZAIS. As a result, ZAIS and Mr. Curry may be deemed to be the beneficial owners of such common stock. The business address of ZAIS is 101 Crawfords Corner Rd., Suite 1206, Holmdel, NJ 07733.
(14)

Represents 99,117 shares held by J.P. Morgan Securities LLC and 1,547,260 shares issued or issuable upon exercise of the warrants held by J.P. Morgan Securities LLC. J.P. Morgan Securities LLC is a wholly owned subsidiary of JPMorgan Chase & Co. (“JPMC”), and, therefore, has investment and voting power over the common stock owned by such entity. JPMC in its capacity as parent holding company disclaims beneficial ownership of the shares. Each of Amanda D. Winkelman, Brian J. Bisesi, Claudia Jury, Eric D. Tepper, Fernando Rivas, Jason E. Sippel, John E. Simmons, and William Phillip Siegis is a Manager of J.P. Morgan Securities LLC, a Delaware limited liability company, and as such may be deemed to have voting and dispositive power over the shares held by J.P. Morgan Securities LLC. Each of Amanda D. Winkelman, Brian J. Bisesi, Claudia Jury, Eric D. Tepper, Fernando Rivas, Jason E. Sippel, John E. Simmons, and William Phillip Siegis disclaims beneficial ownership of the shares. The address for each of J.P. Morgan Securities LLC, Amanda D. Winkelman, Brian J. Bisesi, Claudia Jury, Eric D. Tepper, Fernando Rivas, Jason E. Sippel, John E. Simmons, and William Phillip Siegis is 383 Madison Avenue, New York, New York 10179.

JPMorgan Chase Bank, N.A. currently serves as administrative agent on Casa Systems’ superpriority term loan due 2027. JPMorgan Chase Bank, N.A. submitted a notice of resignation as administrative agent on an existing term loan due December 2023, but has not officially resigned as of July 18, 2023.

The foregoing table is prepared based on information supplied to us by the selling stockholders. Other than as disclosed above or as parties to the exchange agreement, the amended credit agreement and the superpriority credit agreement, none of the selling stockholders who are also participating lenders had any business relationship or entered into any securities related transactions with us prior to the issuance of the securities being registered hereunder. To our knowledge, other than as disclosed above or with respect to selling stockholders who are also participating lenders and party to the exchange agreement, the amended credit agreement and the superpriority credit agreement, there are no relationships among the selling securityholders with respect to the warrants or the shares of our common stock underlying the warrants prior to the issuance of the securities being registered hereunder. None of the shares of common stock issuable upon the exercise of the warrants have been previously registered for resale by the selling stockholders or their affiliates in prior registration statements. When the warrants were issued on June 15, 2023, 41,022,698 shares of our common stock were held by persons other than the selling stockholders, our affiliates and affiliates of the selling stockholders. To our knowledge, the selling stockholders do not have existing short positions in our common stock.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	one or more underwritten offerings;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”) amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement.

LEGAL MATTERS

Unless indicated otherwise, the validity of the common stock being offered by this prospectus has been passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Casa Systems, Inc. appearing in Casa Systems, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Casa Systems, Inc.’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), which conclude, among other things, that Casa Systems, Inc. did not maintain effective internal control over financial reporting as of December 31, 2022, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework), because of the effects of the material weaknesses described therein, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.casa-systems.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement on Form S-3 we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

Incorporation by Reference

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 15, 2023;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 9, 2023;

•

Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 6, 2023, with respect to those portions that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•	Current Reports on Form 8-K filed with the SEC on April 13, 2023, May 9, 2023, May 18, 2023, June 16, 2023, June 21, 2023, and July 13, 2023; and

•

The description of our common stock contained in our Registration Statement on Form 8-A filed on December 12, 2017, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

100 Old River Road

Andover, Massachusetts 01810

(978) 688-6706

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee		$1,538.62
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and miscellaneous expenses		*

Total	$	*

Item 15.	Indemnification of Directors and Officers

Section 145 of the DGCL authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

We have adopted provisions in our amended and restated certificate of incorporation and amended and restated by-laws that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our amended and restated by-laws provide that:

•

we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•

we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and with certain of our executive officers. These agreements provide that we will indemnify each of our directors, certain of our executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of us and/or in furtherance of our rights. Additionally, each of our directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by their affiliates, which indemnification relates to and might apply to the same proceedings arising out of such director’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors are primary and any obligation of the affiliates of those directors to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Index

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38324) filed with the Securities and Exchange Commission on December 19, 2017).

3.2	By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38324) filed with the Securities and Exchange Commission on December 19, 2017).

4.1	Form of Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Casa Systems, Inc. Registration Statement on Form S-1/A (File No. 333- 221658) filed with the Securities and Exchange Commission on December 4, 2017).

4.2	Registration Rights Agreement, dated April 26, 2010, between Casa Systems, Inc. and the investors party thereto (incorporated by reference to Exhibit 10.19 to the Casa Systems, Inc. Registration Statement on Form S-1 (File No. 333- 221658) filed with the Securities and Exchange Commission on November 17, 2017).

4.3	Warrant Agreement, dated June 15, 2023, by and between Casa Systems, Inc. and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K/A (File No. 001-38324) filed with the SEC on June 21, 2023).

5.1**	Opinion of Goodwin Procter LLP.

10.1	Registration Rights Agreement, dated June 15, 2023, by and among Casa Systems, Inc. and the parties named therein (incorporated by reference to Exhibit 10.5 of the Registrant’s Current Report on Form 8-K/A (File No. 001-38324) filed with the SEC on June 21, 2023).

10.2	Exchange Agreement, dated June 15, 2023, by and among Casa Systems, Inc. and the lenders party thereto (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K/A (File No. 001-38324) filed with the SEC on June 21, 2023).

23.1**	Consent of Independent Registered Public Accounting Firm.

23.2**	Consent of Goodwin Procter LLP (included as part of Exhibit 5.1).

24.1**	Power of Attorney (included on the signature page).

107**	Filing Fee Table.

*

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

**	Filed herewith.

Item 17. Undertakings

We hereby undertake:

(a)

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports we file with or furnish to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus we file pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any of our preliminary prospectuses or prospectuses relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by us or on our behalf or used or referred to by us;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by us or on our behalf; and

(iv)	any other communication that is an offer in the offering made by us to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act:

(i)

the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii)

each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)

We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

If applicable, we hereby undertake to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transaction by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)

We hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(e)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to each of our directors, officers and controlling persons pursuant to the indemnification provisions described herein, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Andover, Commonwealth of Massachusetts, on this 21st day of July, 2023.

CASA SYSTEMS, INC.

By:	/s/ Edward Durkin
Edward Durkin
Interim Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Casa Systems, Inc., hereby severally constitute and appoint Edward Durkin, our true and lawful attorney with full power, and to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Casa Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward Durkin Edward Durkin	Interim Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	July 21, 2023

/s/ Bruce R. Evans Bruce R. Evans	Chairman and Director	July 21, 2023

/s/ Scott Bruckner Scott Bruckner	Director	July 21, 2023

/s/ Susan D’Emic Susan D’Emic	Director	July 21, 2023

/s/ Jerry Guo Jerry Guo	Director	July 21, 2023

/s/ Michael T. Hayashi Michael T. Hayashi	Director	July 21, 2023

/s/ Daniel S. Mead Daniel S. Mead	Director	July 21, 2023

/s/ Bill Styslinger Bill Styslinger	Director	July 21, 2023